Exhibit 99.1
press release
Paylocity Announces Fourth Quarter and Full Fiscal Year 2025 Financial Results
•Q4 2025 Recurring & Other Revenue of $369.9 million, up 14% year-over-year
•Q4 2025 Total Revenue of $400.7 million, up 12% year-over-year
•FY 2025 Recurring & Other Revenue of $1,471.8 million, up 15% year-over-year
•FY 2025 Total Revenue of $1,595.2 million, up 14% year-over-year
•Repurchased 800,000 shares of common stock for $150 million during FY 2025
•Increased share repurchase authorization by $500 million
•Announced the launch of Paylocity for Finance - expands the platform’s reach into the Office of the CFO, unifying HR and Finance through a single system of record
SCHAUMBURG, IL. – August 5, 2025 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HCM, payroll and spend management software solutions, today announced financial results for the fourth quarter and full fiscal year 2025, which ended June 30, 2025.

“Fiscal 25 was a very strong year as our differentiated position in the market was reflected in solid sales and operational execution, helping to drive 15% recurring and other revenue growth and 14% total revenue growth. Our strong growth was driven by the continued expansion of average revenue per client and a 7% increase in our client base – while also focusing on efficiency and productivity across our organization. Most recently, we announced the launch of Paylocity for Finance, expanding our modern workforce platform into the Office of the CFO, and bringing both finance and HR teams together through a unified system grounded in the employee record. By unifying data to connect critical workflows, we’re delivering enhanced visibility, improved efficiency, and an exceptional user experience that drives value through increased adoption across teams. In addition to strong revenue and profitability growth in fiscal 25, we also returned capital to shareholders by repurchasing $150 million or approximately 800,000 shares of our stock. I would also like to thank all of our employees for their efforts supporting our clients, and congratulate our teams for another successful year,” said Toby Williams, President and Chief Executive Officer of Paylocity.

Key Recent Achievements
•FY 2025 Recurring & other revenue of $1,471.8 million, up 15% year-over-year.
•FY 2025 Total revenue of $1,595.2 million, up 14% year-over-year.
•FY 2025 GAAP net income increased 10% to $227.1 million from $206.8 million in FY 2024 and $4.02 per diluted share from $3.63 in FY 2024.
•FY 2025 Adjusted EBITDA, a non-GAAP measure, increased 15% to $583.0 million from $505.6 million in FY 2024, or 36.5% of Total revenue compared to 36.0% in FY 2024.
•FY 2025 Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, increased 19% to $459.6 million from $384.7 million in FY 2024, or 31.2% of Recurring and other revenue compared to 30.0% in FY 2024.

Fourth Quarter Fiscal 2025 Financial Highlights
Revenue:
•Total revenue was $400.7 million, an increase of 12% from the fourth quarter of fiscal year 2024.
•Recurring & other revenue was $369.9 million, an increase of 14% from the fourth quarter of fiscal year 2024.

Operating Income:
•GAAP operating income was $66.2 million and non-GAAP operating income was $105.6 million in the fourth quarter of fiscal year 2025, compared to GAAP operating income of $62.9 million and non-GAAP operating income of $96.3 million in the fourth quarter of fiscal year 2024.
Net Income:
•GAAP net income was $48.6 million or $0.86 per share in the fourth quarter of fiscal year 2025 based on 56.3 million diluted weighted average common shares outstanding, compared to $48.8 million or $0.86 per share in the fourth quarter of fiscal year 2024 based on 56.9 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $130.7 million in the fourth quarter of fiscal year 2025 compared to $120.2 million in the fourth quarter of fiscal year 2024.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, was $99.9 million in the fourth quarter of fiscal year 2025 compared to $87.6 million in the fourth quarter of fiscal year 2024.
Fiscal Year 2025 Financial Highlights
Revenue:
•Total revenue was $1,595.2 million, an increase of 14% from fiscal year 2024.
•Recurring & other revenue was $1,471.8 million, an increase of 15% from fiscal year 2024.
Operating Income:
•GAAP operating income was $304.0 million and non-GAAP operating income was $484.4 million in fiscal year 2025, compared to GAAP operating income of $260.1 million and non-GAAP operating income of $421.9 million in fiscal year 2024.
Net Income:
•GAAP net income was $227.1 million or $4.02 per share for fiscal year 2025, based on 56.6 million diluted weighted average common shares outstanding, compared to $206.8 million or $3.63 per share for fiscal year 2024 based on 57.0 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $583.0 million for fiscal year 2025 compared to $505.6 million for fiscal year 2024.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, was $459.6 million for fiscal year 2025 compared to $384.7 million for fiscal year 2024.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $398.1 million at the end of fiscal year 2025.
•Long-term debt totaled $162.5 million as of the end of fiscal year 2025, representing borrowings under our credit facility to fund the acquisition of Airbase on October 1, 2024. This reflects approximately $162.5 million repaid on our outstanding balance during the second half of fiscal year 2025.
•Net cash provided by operating activities for the fiscal year 2025 was $418.2 million compared to $384.7 million for fiscal year 2024.
•Free cash flow, a non-GAAP measure, was $342.8 million or 21.5% of Total revenue for fiscal year 2025 compared to $305.9 million or 21.8% of Total revenue for fiscal year 2024.

•Free cash flow excluding interest income on funds held for clients, a non-GAAP measure, was $219.3 million or 14.9% of Recurring and other revenue for fiscal year 2025 compared to $185.1 million or 14.4% of Recurring and other revenue for fiscal year 2024.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Business Outlook
Based on information available as of August 5, 2025, Paylocity is issuing guidance for the first quarter and full fiscal year 2026 as indicated below.
First Quarter 2026:
•Recurring and other revenue is expected to be in the range of $370.0 million to $375.0 million, which represents approximately 12% growth over fiscal year 2025 first quarter recurring and other revenue.
•Total revenue is expected to be in the range of $397.5 million to $402.5 million, which represents approximately 10% growth over fiscal year 2025 first quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $131.0 million to $135.0 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $103.5 million to $107.5 million.
Fiscal Year 2026:
•Recurring and other revenue is expected to be in the range of $1.597 billion to $1.612 billion, which represents approximately 9% growth over fiscal year 2025 recurring and other revenue.
•Total revenue is expected to be in the range of $1.707 billion to $1.722 billion, which represents approximately 8% growth over fiscal year 2025 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $608.5 million to $618.5 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $498.5 million to $508.5 million.
We are unable to reconcile forward-looking non-GAAP financial measures included in our guidance to their directly comparable GAAP financial measures because the information which is needed to complete the reconciliations is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its fourth quarter and full fiscal year 2025 results today at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through https://investors.paylocity.com/events-and-presentations where you will be provided with dial in details. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HR, payroll, and spend management software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures when reporting and discussing its financial results, including the financial measures in this release that are designated as being “non-GAAP.” Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance, as they provide investors with the company’s view of its financial performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance, including comparisons of current results to prior periods’ results by excluding items the company does not believe reflect fundamental business performance and are not representative or indicative of its results of operations. Non-GAAP financial measures have limitations as an analytical tool and other companies may define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in the accompanying tables to this release, as well as the definitions of those non-GAAP measures following such tables.
Safe Harbor/Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, anticipated results of operations, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements about management's estimates regarding future revenues and financial performance, and other statements about management’s beliefs, intentions or goals and are expressed in good faith and believed to be reasonable at the time such statements are made. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on such statements. These forward-looking statements involve risks and uncertainties, many of which are beyond Paylocity’s control, that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include, but are not limited to, the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and increases in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to acquisitions and investments in other businesses and technologies; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property and its use of open source software in its products; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results that are identified in Paylocity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2024, as well as any revisions or supplements to the information in subsequent reports filed or furnished to the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and unless legally required, Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,
	2024	2025
Assets
Current assets:
Cash and cash equivalents	$401,811	$398,070
Accounts receivable, net	32,997	41,642
Deferred contract costs	97,859	117,177
Prepaid expenses and other	39,765	50,943
Total current assets before funds held for clients	572,432	607,832
Funds held for clients	2,952,060	2,704,137
Total current assets	3,524,492	3,311,969
Capitalized internal-use software, net	116,412	132,317
Property and equipment, net	60,640	54,210
Operating lease right-of-use assets	33,792	35,997
Intangible assets, net	28,291	92,671
Goodwill	108,937	343,100
Long-term deferred contract costs	348,003	393,671
Long‑term prepaid expenses and other	7,077	7,739
Deferred income tax assets	17,816	17,754
Total assets	$4,245,460	$4,389,428

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,638	$17,347
Accrued expenses	158,311	193,081
Total current liabilities before client fund obligations	166,949	210,428
Client fund obligations	2,950,411	2,694,842
Total current liabilities	3,117,360	2,905,270
Long-term debt	—	162,500
Long-term operating lease liabilities	46,814	46,772
Other long-term liabilities	6,398	8,580
Deferred income tax liabilities	41,824	32,559
Total liabilities	$3,212,396	$3,155,681
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2024 and June 30, 2025	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2024 and June 30, 2025; 55,514 shares issued and outstanding at June 30, 2024 and 55,366 shares issued and outstanding at June 30, 2025	56	55
Additional paid-in capital	360,488	327,518
Retained earnings	673,456	900,583
Accumulated other comprehensive income (loss)	(936)	5,591
Total stockholders' equity	$1,033,064	$1,233,747
Total liabilities and stockholders’ equity	$4,245,460	$4,389,428

PAYLOCITY HOLDING CORPORATION
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2024	2025	2024	2025
Revenues:
Recurring and other revenue	$324,739	$369,886	$1,281,680	$1,471,801
Interest income on funds held for clients	32,548	30,851	120,835	123,420
Total revenues	357,287	400,737	1,402,515	1,595,221
Cost of revenues	116,880	128,865	441,729	498,223
Gross profit	240,407	271,872	960,786	1,096,998
Operating expenses:
Sales and marketing	88,014	100,878	334,954	374,216
Research and development	44,203	51,040	178,333	205,851
General and administrative	45,281	53,727	187,406	212,907
Total operating expenses	177,498	205,645	700,693	792,974
Operating income	62,909	66,227	260,093	304,024
Other income	5,573	572	16,922	5,039
Income before income taxes	68,482	66,799	277,015	309,063
Income tax expense	19,663	18,193	70,249	81,936
Net income	$48,819	$48,606	$206,766	$227,127
Other comprehensive income (loss), net of tax	(243)	1,882	3,579	6,527
Comprehensive income	$48,576	$50,488	$210,345	$233,654

Net income per share:
Basic	$0.87	$0.88	$3.68	$4.08
Diluted	$0.86	$0.86	$3.63	$4.02

Weighted-average shares used in computing net income per share:
Basic	56,209	55,322	56,214	55,649
Diluted	56,890	56,255	56,976	56,550
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and twelve months ended June 30 are included in the above line items:

	Three Months Ended June 30,		Year Ended June 30,
	2024	2025	2024	2025
Cost of revenues	$4,156	$3,595	$20,350	$19,314
Sales and marketing	7,446	7,804	37,010	36,897
Research and development	8,017	7,352	38,483	38,667
General and administrative	10,280	13,267	56,603	55,185
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$29,899	$32,018	$152,446	$150,063

PAYLOCITY HOLDING CORPORATION
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended June 30,
	2023	2024	2025
Cash flows from operating activities:
Net income	$140,822	$206,766	$227,127
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation expense	147,300	146,032	142,820
Depreciation and amortization expense	60,866	76,426	99,636
Deferred income tax expense (benefit)	13,540	27,835	(3,208)
Provision for credit losses	1,245	1,565	1,382
Net amortization of premiums (accretion of discounts) on available-for-sale securities	(5,412)	(4,378)	(2,025)
Other	1,682	(962)	1,045
Changes in operating assets and liabilities:
Accounts receivable	(9,407)	(8,186)	(3,557)
Deferred contract costs	(80,781)	(70,337)	(62,922)
Prepaid expenses and other	(3,994)	(5,829)	(7,819)
Accounts payable	(1,554)	2,423	7,287
Accrued expenses and other	18,416	13,315	18,460
Net cash provided by operating activities	282,723	384,670	418,226
Cash flows from investing activities:
Purchases of available-for-sale securities	(598,895)	(304,465)	(260,997)
Proceeds from sales and maturities of available-for-sale securities	446,751	294,438	160,067
Capitalized internal-use software costs	(45,004)	(60,726)	(62,402)
Purchases of property and equipment	(21,910)	(18,028)	(13,073)
Acquisitions of businesses, net of cash acquired	—	(12,031)	(277,851)
Other investing activities	(1,104)	(1,079)	(1,292)
Net cash used in investing activities	(220,162)	(101,891)	(455,548)
Cash flows from financing activities:
Net change in client fund obligations	(1,362,421)	325,056	(297,923)
Borrowings under credit facility	—	—	325,000
Repayment of credit facility	—	—	(162,500)
Repurchases of common shares	—	(150,000)	(149,638)
Proceeds from employee stock purchase plan	16,916	19,143	19,682
Taxes paid related to net share settlement of equity awards	(88,312)	(52,549)	(60,034)
Other financing activities	(885)	(72)	(408)
Net cash provided by (used in) financing activities	(1,434,702)	141,578	(325,821)
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	(1,372,141)	424,357	(363,143)
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of year	3,793,453	2,421,312	2,845,669
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of year	$2,421,312	$2,845,669	$2,482,526
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and internal-use software, accrued but not paid	$—	$1,118	$1,833
Liabilities assumed for acquisitions	$117	$378	$55,730
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$404	$494	$12,758
Cash paid for income taxes	$1,359	$47,619	$86,100
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$288,767	$401,811	$398,070
Funds held for clients' cash and cash equivalents	2,132,545	2,443,858	2,084,456
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$2,421,312	$2,845,669	$2,482,526

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2024	2025	2024	2025
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$240,407	$271,872	$960,786	$1,096,998
Amortization of capitalized internal-use software costs	12,775	16,090	45,246	59,948
Amortization of certain acquired intangibles	2,064	4,606	7,907	16,168
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,156	3,595	20,350	19,314
Other items (1)	469	584	469	1,365
Adjusted gross profit	$259,871	$296,747	$1,034,758	$1,193,793

	Three Months Ended June 30,		Year Ended June 30,
	2024	2025	2024	2025
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$62,909	$66,227	$260,093	$304,024
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	29,899	32,018	152,446	150,063
Amortization of acquired intangibles	2,577	5,268	10,436	19,120
Other items (2)	940	2,109	(1,091)	11,182
Non-GAAP Operating income	$96,325	$105,622	$421,884	$484,389

	Three Months Ended June 30,		Year Ended June 30,
	2024	2025	2024	2025
Reconciliation from Net income to Non-GAAP Net income:
Net income	$48,819	$48,606	$206,766	$227,127
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	29,899	32,018	152,446	150,063
Amortization of acquired intangibles	2,577	5,268	10,436	19,120
Other items (2)	940	2,109	(1,091)	11,182
Income tax effect on adjustments (3)	1,832	(47)	5,493	(1,842)
Non-GAAP Net income	$84,067	$87,954	$374,050	$405,650

	Three Months Ended June 30,		Year Ended June 30,
	2024	2025	2024	2025
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$84,067	$87,954	$374,050	$405,650
Diluted weighted-average number of common shares	56,890	56,255	56,976	56,550
Non-GAAP Net income per share	$1.48	$1.56	$6.57	$7.17

	Three Months Ended June 30,		Year Ended June 30,
	2024	2025	2024	2025
Reconciliation from Net income to Adjusted EBITDA and Adjusted EBITDA excluding interest income on funds held for clients
Net income	$48,819	$48,606	$206,766	$227,127
Interest expense	190	3,371	758	13,053
Income tax expense	19,663	18,193	70,249	81,936
Depreciation and amortization expense	20,647	26,452	76,426	99,636
EBITDA	89,319	96,622	354,199	421,752
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	29,899	32,018	152,446	150,063
Other items (2)	940	2,109	(1,091)	11,182
Adjusted EBITDA	$120,158	$130,749	$505,554	$582,997
Interest income on funds held for clients	$(32,548)	$(30,851)	$(120,835)	$(123,420)
Adjusted EBITDA excluding interest income on funds held for clients	$87,610	$99,898	$384,719	$459,577

	Three Months Ended June 30,		Year Ended June 30,
	2024	2025	2024	2025
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$88,014	$100,878	$334,954	$374,216
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	7,446	7,804	37,010	36,897
Less: Other items (4)	—	320	—	1,544
Non-GAAP sales and marketing	$80,568	$92,754	$297,944	$335,775

	Three Months Ended June 30,		Year Ended June 30,
	2024	2025	2024	2025
Reconciliation of Non-GAAP total research and development:
Research and development	$44,203	$51,040	$178,333	$205,851
Add: Capitalized internal-use software costs	16,225	16,839	60,726	62,402
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,017	7,352	38,483	38,667
Less: Other items (4)	229	452	741	2,121
Non-GAAP total research and development	$52,182	$60,075	$199,835	$227,465

	Three Months Ended June 30,		Year Ended June 30,
	2024	2025	2024	2025
Reconciliation of Non-GAAP general and administrative:
General and administrative	$45,281	$53,727	$187,406	$212,907
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,280	13,267	56,603	55,185
Less: Amortization of certain acquired intangibles	513	662	2,529	2,952
Less: Other items (5)	242	753	(2,301)	6,152
Non-GAAP general and administrative	$34,246	$39,045	$130,575	$148,618

	Year Ended June 30,
	2024	2025
Reconciliation of Free cash flow, Free cash flow excluding interest income on funds held for clients and Adjusted free cash flow excluding interest income on funds held for clients:
Net cash provided by operating activities	$384,670	$418,226
Capitalized internal-use software costs	(60,726)	(62,402)
Purchases of property and equipment	(18,028)	(13,073)
Free cash flow	$305,916	$342,751
Less: Interest income on funds held for clients	(120,835)	(123,420)
Free cash flow excluding interest income on funds held for clients	$185,081	$219,331
Cash paid for other items (6)	2,039	8,032
Adjusted free cash flow excluding interest income on funds held for clients	$187,120	$227,363

(1) Represents acquisition-related costs and severance cost adjustments related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(2) Represents acquisition and nonrecurring transaction-related costs, lease exit activity and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and nonrecurring transaction-related costs, lease exit activity and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(4) Represents acquisition and nonrecurring transaction-related costs.
(5) Represents acquisition and nonrecurring transaction-related costs and lease exit activity.
(6) Represents cash paid for acquisition and nonrecurring transaction-related costs and severance costs related to certain roles that have been eliminated.

Definitions of our Non-GAAP Measures
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Excluding Interest Income on Funds Held for Clients, and Adjusted EBITDA Excluding Interest Income on Funds Held for Clients Margin
Adjusted EBITDA is calculated as net income before interest expense, income tax expense, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.
Adjusted EBITDA excluding interest income on funds held for clients is calculated in the same manner as Adjusted EBITDA and is further adjusted to eliminate interest income on funds held for clients. Adjusted EBITDA excluding interest income on funds held for clients margin is Adjusted EBITDA excluding interest income on funds held for clients divided by recurring and other revenue.
Adjusted Gross Profit and Adjusted Gross Profit Margin
Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of capitalized internal-use software costs and certain acquired intangibles and other items as described above in this release.
Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues.
Non-GAAP Operating Income, Non-GAAP Net Income, and Non-GAAP Income Per Share
Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release.
Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release, including the income tax effect on these items.
Non-GAAP Sales and Marketing Expense, Non-GAAP Sales and Marketing Expense Margin, Non-GAAP Total Research and Development, Non-GAAP Total Research and Development Margin, Non-GAAP General and Administrative Expense, and Non-GAAP General and Administrative Expense Margin
Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues.
Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues.
Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described above in this release. Non-GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative expense by total revenues.
Free Cash Flow, Free Cash Flow Margin, Free Cash Flow Excluding Interest on Funds Held for Clients, Free Cash Flow Excluding Interest on Funds Held for Clients Margin, Adjusted Free Cash Flow Excluding Interest on Funds Held for Clients and Adjusted Free Cash Flow Excluding Interest on Funds Held for Clients Margin
Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs and purchases of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenues.
Free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow but also excludes interest income on funds held for clients. Free cash flow margin excluding interest income on funds held for clients is calculated by dividing free cash flow excluding interest income on funds held for clients by recurring and other revenue.
Adjusted free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow excluding interest income on funds held for clients plus cash paid for other items as described above in this release. Adjusted free cash flow margin excluding interest income on funds held for clients is calculated by dividing adjusted free cash flow excluding interest income on funds held for clients by recurring and other revenue.